FORM 10-K                                    Page 199

Exhibit 4.8(b)

           SECOND AMENDMENT TO THE 401(K) PROGRAM

                             OF

                   CONE MILLS CORPORATION

         (As Amended and Restated December 1, 1994)



     SECOND AMENDMENT, dated December 5, 1995, to The 401(k)
Program of Cone Mills Corporation, As Amended and Restated
December 1, 1994 (the "Plan").

                          RECITALS

     A. The Plan presently provides that any act required or permitted to be taken by Cone shall be taken by the Board of Directors. For clarification and to facilitate plan administration, the Board of Directors desires to amend the Plan to provide that, in general, any action required or permitted to be taken by Cone under the Plan shall be taken by the Board of Directors, the Executive Committee of the Board of Directors or a committee appointed by the Board of Directors pursuant to Plan Section 8.06 to which the authority to take such action has been granted.

     B. The Internal Revenue Code of 1986, as amended, and the Regulations thereunder impose certain limitations on when distributions may be made from the Plan. The Board of Directors desires to amend the Plan to ensure compliance with such limitations and to clarify the circumstances under which a distribution from the Plan is permitted.

     C. The Board of Directors also desires to clarify certain other provisions of the Plan and thereby to facilitate plan administration.

     NOW, THEREFORE, the Plan be and hereby is amended, effective January 1, 1995, as follows:

     (1)  By adding the following sentence to Plan Section
1.10(b): "Any period of unpaid leave under The Family and Medical Leave Act of 1993 shall not be treated as or counted toward a Break in Service for purposes of vesting and eligibility to participate in the Plan."

     (2) By deleting Plan Section 1.16 in its entirety and inserting in lieu thereof the following:

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FORM 10-K                                    Page 200

Exhibit 4.8(b)  (continued)

          "Cone means Cone Mills Corporation, a
          North Carolina corporation, the Plan
          sponsor.  Any action required or
          permitted to be taken by Cone under or
          pursuant to the Plan shall be taken by
          the Board of Directors, the Executive
          Committee of the Board of Directors or a committee appointed by the Board of Directors pursuant to Plan Section 8.06 to which the authority to take such action has been granted; provided, however, that only the Board of Directors may amend or terminate the Plan."

     (3) By deleting the first sentence of Plan Section 1.28 and inserting in lieu thereof the following: "Employee is an individual who renders personal services for an Employer or an Affiliate and who is classified as an employee by the Employer or Affiliate."

     (4) By adding a new sentence as the next-to-last sentence of Plan Section 1.46, so that the last three sentences thereof read as follows:

          "An Employee's Severance from Service
          Date may be postponed by the Advisory
          Committee under established policy
          uniformly applied in similar situations.
          Without limiting the circumstances under which the Advisory Committee may postpone an Employee's Severance from Service
          Date, the Advisory Committee may postpone an Employee's Severance from Service Date to ensure that there has been a "separation from service" within the meaning of Code Section
          401(k)(2)(B)(i)(I).  For purposes of this
          Plan, an Employee has a Severance from
          Service on his Severance from Service
          Date."

     (5) By deleting Plan Section 3.02(a) in its entirety and inserting in lieu thereof the following:

          (a)  The Employer shall contribute
               respectively to the EEP and the
               EEP-Hourly as of the end of
               each calendar quarter an amount


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FORM 10-K                                    Page 201

Exhibit 4.8(b)   (continued)

               equal to 50% of the EEP CODA Contributions made on behalf of Members of each Plan for such calendar quarter. The Employer shall contribute respectively to the SRP and SRP-Hourly for each calendar quarter an amount equal to 25% of the SRP CODA Contributions made on behalf of Members of each Plan for such calendar quarter; however, CODA Contributions made on behalf of any Member in excess of 6% of his Compensation for the calendar quarter shall not be taken into account in determining the Cone Contribution. If the total CODA Contributions made on behalf of any Member exceeds 6% of his Compensation, then the 6% of Compensation limitation will be divided between the EEP and SRP in the same proportion as the Member elects to divide the CODA Contributions made on his behalf."

   (6) By deleting Plan Section 3.04(b)(1) in its entirety and inserting in lieu thereof the following:

      "(1) Actual Deferral Percentage (ADP) means the percentage determined by dividing the sum of CODA
   Contributions made on behalf of a Member which are allocated to his Account for the Plan Year by his Compensation for the Plan Year (or for the portion thereof during which he was eligible to participate in the Plan). The ADP of an Eligible Employee who does not elect to have CODA Contributions made on his behalf is 0."

   (7) By deleting Plan Section 3.05(b)(1) in its entirety and inserting in lieu thereof the following:

      "(1) Actual Contributions Percentage (ACP) means the percentage determined by dividing the sum of Cone
   Contributions made on behalf of a Member which are allocated to his Account for the Plan Year by his Compensation for the Plan Year (or for the portion thereof during which he was eligible to participate in the Plan). The ACP of an Eligible Employee who does not elect to have Cone Contributions made on his behalf is 0."

   (8) By adding a new Plan Section 6.05(g) to read as follows:



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FORM 10-K                                        Page 202

Exhibit 4.8(b)   (continued)

      "(g) Distributions pursuant to this Section 6.05 are permitted only upon death, disability or a Severance from Service that constitutes a "separation from service" within the meaning of Code Section 401(k)(2)(B)(i)(I), except that distributions pursuant to this Section
            6.05 may also be made upon the occurrence of any of the following events:

            (i) Termination of the Plan by Cone
                without establishment or
                maintenance of another defined
                contribution plan (other than an
                employee stock ownership plan as
                defined in Code Section
                4975(e)(7));

            (ii)   The disposition by Cone of
                   substantially all of the assets
                   (within the meaning of Code Section
                   409(d)(2)) used by Cone in a trade
                   or business, but only with respect
                   to an employee who continues
                   employment with the corporation
                   acquiring such assets; and

            (iii)  The disposition by Cone of its
                   interest in a subsidiary (within
                   the meaning of Code Section
                   409(d)(3)), but only with respect
                   to an employee who continues
                   employment with such subsidiary;

            provided that any such distribution
            constitutes a "lump sum distribution" within the meaning of Code Section 402(d)(4)
            (without regard to clauses (i), (ii), (iii), and (iv) of subparagraph (A), subparagraph
            (B), or subparagraph (F) thereof) and, in the case of the events described in clauses
            (ii) and (iii) above, provided that Cone continues to maintain the Plan after the disposition."

   (9) By deleting Plan Section 8.01(a) in its entirety and inserting in lieu thereof the following:




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FORM 10-K                                        Page 203

Exhibit 4.8(b)   (continued)



   "(a) Plan Fiduciaries are Cone, each Trustee or co-Trustee, the Advisory Committee and any other
         Committee appointed pursuant to Plan Section 8.06.
         Each Fiduciary shall have only those powers, duties, responsibilities and obligations that are specifically assigned under the Plan or Trust
         Agreement. A Fiduciary may serve in more than one capacity with respect to the Plan. Cone shall appoint the Advisory Committee and any Trustee or successor Trustees or co-Trustees and any other
         Fiduciaries."

   IN WITNESS WHEREOF, this Second Amendment, having been approved by the Board of Directors of Cone Mills Corporation at a meeting duly held on December 5, 1995, is signed by the Vice President and Secretary of the Corporation on the 5th day of December, 1995.



                      CONE MILLS CORPORATION


                      By:    /s/ Terry L. Weatherford
                      Title: Vice President and Secretary